EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
Offer to Exchange
All $120,000,000 Aggregate Principal Amount of Old Floating Rate
Senior Notes Due 2010 (Cusip No. 00506TAB1)
and
All $145,000,000 Aggregate Principal Amount of Old Floating Rate
Senior Notes Due 2010 (Cusip No. 00506TAE5)
for
New Floating Rate Senior Notes Due 2010 (Cusip No. 00506TAD7)
Registered Under the Securities Act of 1933
of
Activant Solutions Inc.
         This form or one substantially equivalent hereto must be used by registered holders of outstanding floating rate senior notes due 2010, CUSIP Nos. 00506TAB1 and 00506TAE5, (collectively, the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of floating rate senior notes due 2010, CUSIP No. 00506TAD7, that have been registered under the Securities Act of 1933, as amended (collectively, the “Registered Notes”), pursuant to the exchange offer described in the prospectus, dated                     , 2005 (the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to 5:00 P.M. NEW YORK CITY TIME, on                     , 2005. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for tendering” and “The Exchange Offer — Guaranteed delivery procedures” in the Prospectus.
The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, National Association, as Exchange Agent

By Registered Mail or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand:
Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations Sixth & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building — 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402
Facsimile (Eligible Institutions Only):
(612) 667-4927
Telephone Inquiries:
(800) 344-5128
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to Activant Solutions Inc. (the “Company”) the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF NOTES TENDERED

		Certificate	Amount of
	Name and Address of Registered Holder as It	Number(s) for Old	Old Notes
Name of Tendering Holder	Appears on the Old Notes (Please Print)	Notes Tendered	Tendered

PLEASE SIGN HERE

X	X

X	X

X	X

Signature(s) of Owner	Date
      Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please Print Name(s) and Address(es)
Name(s):

Capacity:

Address(es):

☐	The Depository Trust Company
(Check if Old Notes will be tendered by book-entry transfer)
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:	____________________________________________ (Authorized signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Date:

Area Code and Telephone No.

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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